UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2021

LIFELOC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-54319	84-1053680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12441 West 49th Ave., Unit 4
Wheat Ridge, CO	80033
(Address of Principal Executive Offices)	(Zip Code)

(303) 431-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	LCTC	N/A

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Former Independent Registered Public Accounting Firm

On June 10, 2021, Causey Demgen & Moore P.C. resigned as the independent registered public accounting firm of Lifeloc Technologies, Inc. (the “Company”), effective immediately. The audit committee approved this resignation.

The audit reports of Causey Demgen & Moore P.C. on the Company’s financial statements as of and for the years ended December 31, 2020 and 2019 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent years ended December 31, 2020 and 2019, and for the subsequent interim period through March 31, 2021, the Company had no “disagreements” (as described in Item 304(a)(1)(iv) of Regulation S-K) with Causey Demgen & Moore P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Causey Demgen & Moore P.C., would have caused it to make reference in connection with its opinion to the subject matter of the disagreements.

During the Company’s two most recent years ended December 31, 2020 and 2019, and for the subsequent interim period through March 31, 2021, there was no “reportable event”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K, and the instructions related thereto.

In accordance with Item 304(a)(3) of Regulation S-K, the Company furnished Causey Demgen & Moore P.C. with a copy of this Current Report on Form 8-K on June 10, 2021, providing Causey Demgen & Moore P.C. with the opportunity to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company herein in response to Item 304(a) of Regulation S-K and if not, stating the respects in which it does not agree. Attached and incorporated by reference as Exhibit 16.1 is a copy of Causey Demgen & Moore’s letter addressed to the SEC relating to the statements made by the Company in this report.

New Independent Registered Public Accounting Firm

Effective June 11, 2021, in connection with the resignation of Causey Demgen & Moore P.C., upon the approval of its board of directors, the Company engaged Gries and Associates, LLC (“Gries and Associates”) as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately. The audit committee approved this engagement.

During the Company’s two most recent years ended December 31, 2020 and 2019, and for the subsequent interim period through March 31, 2021, neither the Company nor anyone on its behalf consulted Gries and Associates regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the financial statements of the Company, and neither a written report nor oral advice was provided to the Company that Gries and Associates concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No. Description

16.1 Letter from Causey Demgen & Moore P.C. to the Securities and Exchange Commission, dated June 10, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2021	LIFELOC TECHNOLOGIES, INC.

	By:	/s/ Vern D. Kornelsen
Chief Financial Officer and Secretary